UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 27, 2021

Camden National Corporation
(Exact name of registrant as specified in its charter)

Maine	01-28190		01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

Two Elm Street	Camden	Maine	04843
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	CAC	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2021, the Board of Directors of Camden National Corporation (the “Company”) approved the grant of equity compensation awards to certain executive officers of the Company, including Gregory A. Dufour, President and Chief Executive Officer; Gregory A. White, Chief Financial Officer and Principal Financial & Accounting Officer; Joanne T. Campbell, Executive Vice President, Risk Management; William H. Martel, Executive Vice President, Technology and Support; Jennifer M. Mirabile, Executive Vice President, Wealth Management; Timothy P. Nightingale, Executive Vice President, Chief Credit Officer; Patricia Rose, Executive Vice President, Retail and Mortgage Banking; and Ryan A. Smith, Executive Vice President, Commercial Banking. A portion of the awards will be granted as performance shares under the Company’s Amended and Restated Long-Term Performance Share Plan for 2021 - 2023 (the “2021 - 2023 LTIP”) and a portion of the awards will be granted as time-vested restricted shares under the Camden National Corporation 2012 Equity and Incentive Plan.

Performance goals under the 2021 - 2023 LTIP include, specifically, (i) diluted earnings per share and (ii) return on average equity goals relative to an index of peer companies, for threshold, target, and superior levels of performance. Each participating executive has a predetermined “target award,” which is reflected as a percentage of his or her base salary at the beginning of the long-term performance and vesting period. At the end of each long-term performance and vesting period, based upon the achievement of specific performance and service measures, each participant shall receive an award in accordance with the performance level and service, paid in Company shares. Actual awards of performance shares can range in value from 50% of the target award, when performance is at the threshold level, to 200% of the target award when performance is at the superior level. The awards of time-vested restricted shares will vest in three equal annual installments. The conversion of dollar amounts into shares will be based on the Company's market value of a share on April 27, 2021, the grant date. The Company’s closing price on April 27, 2021 was $46.95.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Long-Term Performance Share Plan, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Shareholders of the Company was held on April 27, 2021 at Camden National's Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport Maine and in a virtual format. At the Annual Meeting, there were present in person or by proxy 12,322,297 shares of the Company's common stock, representing approximately 82% of the total outstanding eligible votes. The following is a brief description of each matter voted on at the Annual Meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each matter.

1. Election of four persons to the Board of Directors, each to serve a three-year term and until his or her successor is elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Ann W. Bresnahan	9,572,107	706,280	12,922	2,030,988
Gregory A. Dufour	10,091,138	188,094	12,077	2,030,988
S. Catherine Longley	10,132,633	156,405	2,271	2,030,988
Carl J. Soderberg	9,535,158	753,343	2,808	2,030,988
The majority of votes case voted to elect the four named persons above to the Board of Directors.

2. Non-binding advisory vote on the compensation of the Company's named executive officers ("Say-on-Pay"):

For	Against	Abstentions	Broker Non-Vote
10,072,897	193,633	24,779	2,030,988
The majority of votes cast at the Annual Meeting voted to approve the compensation of the Company's named executive officers.

3. Ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021:

For	Against	Abstentions
12,273,956	36,451	11,890
The majority of votes cast at the Annual Meeting voted to ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.

Item 9.01	Financial Statements and Exhibits.

(d)    The following exhibits are filed with this Report:

Exhibit No.	Description
10.1	Camden National Corporation 2021-2023 amended and restated Long-Term Performance Share Plan.
101	Cover Page Interactive Data - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File - Included in Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2021

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ GREGORY A. WHITE
Gregory A. White Chief Financial Officer and Principal Financial & Accounting Officer